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                                                             Exhibit 23(b)



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-18867) of Citizens Bancshares, Inc. of our report dated January 16, 1998 relating to the consolidated financial statements of Century Financial Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Form 8-K.


                                      /s/ S.R. Snodgrass, A.C.


Wexford, PA
June 19, 1998